     As filed with the Securities and Exchange Commission on July 7, 1999
                                                     Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             UCAR INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                    06-1385548
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        3102 West End Avenue, Suite 1100
                           Nashville, Tennessee 37203
          (Address of Principal Executive Offices, Including Zip Code)

             UCAR INTERNATIONAL INC. MANAGEMENT STOCK OPTION PLAN
                            (Full Title of the Plan)

                             PETER B. MANCINO, ESQ.
                       Vice President and General Counsel
                             UCAR INTERNATIONAL INC.
                        3102 West End Avenue, Suite 1100
                           Nashville, Tennessee 37203
                                 (615) 760-8227
    (Name, Address and Telephone Number, Including Area Code, of Agent For
                                   Service)

                              --------------------

                                    COPY TO:

                             M. RIDGWAY BARKER, ESQ.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901



                         CALCULATION OF REGISTRATION FEE (1)

================================================================================

                                    Proposed
                                    Maximum      Proposed
     Title of                      Offering       Maximum        Amount of
    Securities     Amount to be    Price Per     Aggregate      Registration
 to be Registered   Registered      Share(2)  Offering Price        Fee
================================================================================

Common Stock,     3,113,172 shares   $25.06    $78,016,091        $21,689
par value $.01
per share
================================================================================

(1) This Registration Statement on Form S-8 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"). 4,886,828 shares of Common Stock were previously registered, and a fee of $12,807 was previously paid, under our Registration Statement on Form S-8, No. 33-95550, which is hereby combined with this Registration Statement under Rule 429.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The price per share is estimated based on the average of the high and low trading prices for the Common Stock on July 2, 1999 as reported by The New York Stock Exchange.

                                EXPLANATORY NOTE

            The purpose of this Registration Statement on Form S-8 of UCAR International Inc. ("we" or "us") is to register an additional 3,113,172 shares of our common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the UCAR International Inc. Management Stock Option Plan, as amended and restated through September 29, 1998. 4,886,828 shares of Common Stock were previously registered under our Registration Statement on Form S-8, No. 33-95550, which is hereby combined with this Registration Statement pursuant to Rule 429 under the Securities Act.


                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference into this Registration
Statement:

      (a) Our Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 26, 1999;

      (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 14, 1999;

      (c) The portions of our Proxy Statement for our 1999 Annual Meeting that have been incorporated by reference into the 1998 10-K;

      (d) The description of the Common Stock contained in our Statement on Form 8-A (Registration No. 1-13888) dated July 28, 1995 and filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

      (e) The description of our Rights contained in our Registration Statement on Form 8-A (Registration No. 1-13888) dated September 10, 1998 and filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

      All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 8.  EXHIBITS.

      The following opinions, consents and other documents are attached hereto as exhibits:

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

    4.1 UCAR International Inc. Management Stock Option Plan effective as of September 29, 1998 (Senior Management Version).

    4.2 Form of Non-Qualified Stock Option Agreement (incorporated by reference to the Registration Statement of the registrant on Form S-1 (File No. 33-84850)).

    4.3 Form of Non-Qualified Stock Option Agreement (standard version) (incorporated by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1998).

    4.4 UCAR International Inc. 1996 Mid-Management Equity Incentive Plan effective as of February 6, 1996 (incorporated by reference to the Registration Statement of the registrant on Form S-1 (File No. 333-1090)).

    5.1 Opinion of Kelley Drye & Warren regarding legality of the securities originally registered (previously filed).

    5.2 Opinion of Kelley Drye & Warren regarding legality of the securities being registered.

   23.1       Consent of KPMG LLP.

   23.2       Consent of Kelley Drye & Warren (included in Exhibit 5.1).

   23.3       Consent of Kelley Drye & Warren LLP (included in Exhibit 5.2).

    24        Powers of Attorney.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 7th day of July, 1999.

                               UCAR INTERNATIONAL INC.


                               By:   /s/ Craig S. Shular
                                  -----------------------------------------
                               Name:  Craig S. Shular
                               Title: Vice President and Chief Financial Officer

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


            SIGNATURES                         TITLE                  DATE
            ----------                         -----                  ----


                *
----------------------------------  President, Chief Executive    July 7, 1999
        Gilbert E. Playford            Officer and Director
                                       (Principal Executive
                                             Officer)


        /s/ Craig S. Schular
----------------------------------   Vice Presidentand Chief      July 7, 1999
          Craig S. Shular                Financial Officer
                                       (Principal Financial
                                             Officer)


                *
----------------------------------          Controller            July 7, 1999
       Corrado F. De Gasperis          (Principal Accounting
                                              Officer)


                *
----------------------------------           Director             July 7, 1999
         Robert D. Kennedy


                *
----------------------------------           Director             July 7, 1999
        R. Eugene Cartledge


                *
----------------------------------           Director             July 7, 1999
            Alec Flamm


                *
----------------------------------           Director             July 7, 1999
           John R. Hall

                *
----------------------------------           Director             July 7, 1999
          Thomas Marshall


                *
----------------------------------           Director             July 7, 1999
          Michael C. Nahl


*By           /s/ Craig S. Shular
   ----------------------------------
      Attorney-in-fact

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

    4.1 UCAR International Inc. Management Stock Option Plan effective as of September 29, 1998 (Senior Management Version).

    5.2 Opinion of Kelley Drye & Warren LLP regarding legality of the securities being registered.

   23.1    Consent of KPMG LLP.

   23.3    Consent of Kelley Drye & Warren LLP (included in
           Exhibit 5.2).

    24     Powers of Attorney.